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                                                                   EXHIBIT 23.04

Board of Directors
Anergen, Inc.
301 Penobscot Drive
Redwood City, California 94083

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Anergen, Inc. ("Anergen") as Annex B to the Proxy Statement/Prospectus of Anergen, Inc. constituting a part of the Registration Statement on Form S-4 relating to the proposed merger transaction involving Anergen and Corixa Corporation and references thereto in such Proxy Statement/Prospectus under the captions "SUMMARY -- Opinion of Anergen's Financial Advisor" and "THE MERGER -- Recommendation of the Board of Directors of Anergen"; Anergen's Reasons for the Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                              PACIFIC GROWTH EQUITIES, INC.

                                                  /s/ GEORGE J. MILSTEIN
                                              ----------------------------------
                                              George J. Milstein

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